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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for previously recognized goodwill and other intangible assets), appearing in the Annual Report on Form 10-K/A of UnionBanCal Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts", which is part of this Registration Statement.

/s/ Deloitte and Touche, LLP

San Francisco, California
September 30, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT